Exhibit 99.1

WisdomTree Announces Private Offering of $150.0 Million of Convertible Senior Notes

NEW YORK, NY June 9, 2021 (GLOBE NEWSWIRE) – WisdomTree Investments, Inc. (NASDAQ: WETF) (“WisdomTree”) today announced its intention to offer, subject to market conditions and other factors, $150.0 million aggregate principal amount of its convertible senior notes due 2026 (the “notes”) in a private offering (the “offering”) to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). WisdomTree also expects to grant the initial purchaser of the notes an option to purchase, for settlement during a period of 13 days from, and including, the date the notes are first issued, up to an additional $22.5 million aggregate principal amount of the notes.

WisdomTree intends to use the net proceeds from the offering to repurchase approximately $30 million of shares of its common stock, with the remainder to be used for working capital and other general corporate purposes, which may include debt retirement, organic and inorganic growth initiatives and common stock repurchases.

Prior to March 15, 2026, the notes will be convertible at the option of the holders of the notes only upon the satisfaction of certain conditions and during certain periods, and thereafter, at any time until the close of business on the second scheduled trading day immediately preceding the maturity date. Upon conversion, WisdomTree will pay cash up to the aggregate principal amount of the notes to be converted. At its election, WisdomTree will also settle its conversion obligation in excess of the aggregate principal amount of the notes being converted in either cash, shares of its common stock or a combination of cash and shares of its common stock. The notes will also be redeemable, in whole or in part, for cash at WisdomTree’s option at any time, and from time to time, on or after June 20, 2023 in certain circumstances. The redemption price will be equal to the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. The interest rate, conversion rate and other terms of the notes are to be determined upon pricing of the offering.

The notes will only be offered to qualified institutional buyers pursuant to Rule 144A under the Securities Act. The notes and the common stock issuable upon conversion of the notes, if any, have not been and will not be registered under the Securities Act, or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an applicable exemption from such registration requirements.

This announcement is neither an offer to sell nor a solicitation of an offer to buy any of these securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

About WisdomTree

WisdomTree Investments, Inc., through its subsidiaries in the U.S. and Europe, is an ETF and ETP sponsor and asset manager headquartered in New York. WisdomTree offers products covering equity, commodity, fixed income, leveraged and inverse, currency, cryptocurrency and alternative strategies. WisdomTree currently has approximately $75.8 billion in assets under management globally.

WisdomTree® is the marketing name for WisdomTree Investments, Inc. and its subsidiaries worldwide.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements that are based on WisdomTree’s management’s beliefs and assumptions and on information currently available to management. Although WisdomTree believes that the expectations reflected in these forward-looking statements are reasonable, these statements relate to future events or WisdomTree’s future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or the negative of these terms or other comparable terminology. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond WisdomTree’s control and which could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, the risks described below. If one or more of these or other risks or uncertainties occur, or if WisdomTree’s underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance. You should read this press release completely and with the understanding that WisdomTree’s actual future results may be materially different from any future results expressed or implied by these forward-looking statements.

In particular, forward-looking statements in this press release may include statements about the proposed terms of the notes, the size of the notes offering, including the option to purchase additional notes to be granted to the initial purchaser, the expected use of the proceeds from the sale of the notes and the potential effects of the repurchase transactions on WisdomTree’s common stock and the conversion price for the notes, and other statements contained in this press release that are not historical facts. Forward-looking statements are subject to many risks and uncertainties, including without limitation, risks related to or associated with whether WisdomTree will consummate the offering of the notes on the expected terms, or at all, which could differ or change based upon market conditions or other reasons, and the other risks set forth under the caption “Risk Factors” in WisdomTree’s Annual Report on Form 10-K for the year ended December 31, 2020.

Contact Information:

Corporate Communications

Jessica Zaloom

+1.917.267.3735

jzaloom@wisdomtree.com